Exhibit 10.2

MOLYCORP, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Molycorp, Inc. or one of its Subsidiaries;

WHEREAS, the grant of performance-based Restricted Stock Units was authorized by a resolution of the Compensation Committee of the Board (the “Compensation Committee”)  that was duly adopted on                            , 20     (the “Date of Grant”), and the execution of a performance-based Restricted Stock Units agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on                            , 20    .

NOW, THEREFORE, pursuant to the Company’s 2010 Equity and Performance Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to the Grantee as of the Date of Grant a targeted number of                    performance-based Restricted Stock Units (“PBRSUs”).  Subject to the attainment of the Management Objectives as set forth in the Statement of Management Objectives as approved by the Compensation Committee on the Date of Grant (the “Statement of Management Objectives”), the Grantee may earn between 0% and 150% of the PBRSUs.  All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein shall have the meanings assigned to them in the Plan.

1.                                       Payment of PBRSUs.  The PBRSUs covered by this Agreement shall become payable to the Grantee if they become nonforfeitable (“Vest”, “Vesting” or “Vested”) in accordance with Section 2 or Section 3 hereof.

2.                                       Normal Vesting of PBRSUs.  Subject to the terms and conditions of Section 3 and Section 4 hereof, the Grantee’s right to receive the shares of Common Stock subject to the PBRSUs shall Vest with respect to between 0% and 150% of the PBRSUs on the basis of the achievement of the Management Objectives measured by specified levels of Total Shareholder Return Relative to the Index Group, as set forth in the Statement of Management Objectives, over the period from January 1, 2012 through December 31, 2014 (the “Performance Period”).  Except as otherwise provided herein, the Grantee’s right to receive any shares of Common Stock subject to the PBRSUs is contingent upon his or her remaining in the continuous employ of the Company or a Subsidiary until the Board Determination Date.

3.                                       Alternative Vesting of PBRSUs.  Notwithstanding the provisions of Section 2 above, and subject to the payment provisions of Section 5 hereof, the Grantee’s right to receive the shares of Common Stock subject to the PBRSUs shall Vest with respect to a number of PBRSUs under the following circumstances:

(a)                                                 Effect of Change of Control.  In the event a Change of Control occurs prior to the PBRSUs becoming Vested as provided in Section 2 above and while the Grantee is an employee of the Company or any Subsidiary, 100% of the PBRSUs covered by this Agreement shall become Vested and payable to the Grantee at the time described in Section 5 if, in connection with such Change of

Control, the successor corporation or other entity that survives the Change of Control does not assume the obligations of the Company under this Agreement or provide the Grantee with a substitute award with rights equivalent to the rights provided under this Agreement.  Subject to the following sentence, if the successor corporation or other entity that survives the Change of Control assumes the obligations of the Company under this Agreement or provides the Grantee with a substitute award with rights equivalent to the rights provided under this Agreement, then no such acceleration shall apply and the terms of this Agreement shall apply to the assumed or substitute award, except as may otherwise be provided in a written agreement between the Grantee and the Company.  Notwithstanding the foregoing, if, following a Change of Control, (i) the successor corporation or other entity that survives the Change of Control assumes the obligations of the Company under this Agreement or provides the Grantee with a substitute award with rights equivalent to the rights provided under this Agreement and (ii) during the two-year period following the Change of Control, the Company, any Subsidiary or such successor or surviving entity terminates the Grantee’s employment without Cause or the Grantee terminates the Grantee’s employment for Good Reason, then 100% of the PBRSUs covered by this Agreement or any substitute award shall become Vested and payable to the Grantee upon such termination of employment.

(b)                                                Effect of Termination Due to Death or Disability.  Notwithstanding Section 2 above, if the Grantee’s employment with the Company or a Subsidiary terminates due to (i) the Grantee’s death or (b) the Grantee becoming Disabled, either during the Performance Period or prior to the Board Determination Date, then a number of the PBRSUs covered by this Agreement shall immediately become Vested and payable to the Grantee at the time described in Section 5 in an amount equal to the product of (x) the number of PBRSUs that would have become Vested in accordance with the terms and conditions of Section 2 if the Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the end of the Performance Period, multiplied by (y) a fraction (in no case greater than 1), the numerator of which is the number of whole months from the Date of Grant through the date of such death or the Grantee becoming Disabled and the denominator of which is 36.

(c)                                                 Effect of Termination Without Cause or Normal Retirement.  Notwithstanding Section 2 above, if the Grantee’s employment with the Company or a Subsidiary is terminated (i) by the Company or a Subsidiary without Cause or (ii) by the Grantee for Normal Retirement, either during the Performance Period or prior to the Board Determination Date, and if Section 3(a) does not apply, then a number of the PBRSUs covered by this Agreement shall immediately become Vested and payable to the Grantee at the time described in Section 5 in an amount equal to the product of (x) the number of PBRSUs that would have become Vested in accordance with the terms and conditions of Section 2 if the Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the end of the Performance Period, multiplied by (y) a fraction (in no case greater than 1), the numerator of which is the number of whole months from the Date of Grant through the date of such termination and the denominator of which is 36; provided, however, that the Vesting of PBRSUs described in this Section 3(c) shall occur only if (I) the Grantee executes, prior to the 60th day following any such termination, a valid release in a form as is required by the Company waiving all statutory and contractual claims against the Company and its Subsidiaries and their respective directors, officers, employees and affiliates and (II) any revocation period applicable to such release expires during such 60-day period without the Grantee revoking such release, such release to be in full satisfaction of the Grantee’s rights and any benefits the Grantee might be entitled to under this Agreement.

4.                                       Forfeiture of Awards.  In the event that (a) the Grantee’s employment shall terminate before the Board Determination Date in a manner other than any specified in Section 3 hereof or (b) the Grantee intentionally commits an act that the Compensation Committee determines to be materially adverse to the interests of the Company or any Subsidiary, the Grantee shall forfeit all PBRSUs.  In addition, any PBRSUs that do not Vest pursuant to Section 2 on the Board Determination Date shall be forfeited.

5.                                       Form and Time of Payment of PBRSUs.

(a)                                             General.  Except as otherwise provided for in Section 8, and subject to Section 4 and Section 5(b), payment for the PBRSUs that have become Vested or otherwise become payable in accordance with Section 2 and Section 3 hereof shall be made in form of shares of Common Stock not later than two and one-half months following the completion of the Performance Period.

(b)                                            Alternative Payment Event.  Notwithstanding Section 5(a), and except as otherwise provided for in Section 8, to the extent that PBRSUs have become Vested or otherwise become payable in accordance with the first sentence of Section 3(a), then issuance of the Common Stock underlying the PBRSUs (or payment of any other form of consideration into which the Common Stock underlying the PBRSUs may have been converted in connection with the Change of Control) will be made on the date of the Change of Control; provided, however, that if the Change of Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, then issuance of the Common Stock underlying the PBRSUs (or payment of any other form of consideration into which the Common Stock underlying the PBRSUs may have been converted in connection with the Change of Control) will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the date that would have otherwise applied pursuant to Section 5(a) as though the Change of Control had not occurred.  Notwithstanding Section 5(a), and except as otherwise provided for in Section 8, to the extent that PBRSUs have become payable in accordance with the last sentence of Section 3(a), then issuance of the Common Stock underlying the PBRSUs (or payment of any other form of consideration into which the Common Stock underlying the PBRSUs may have been converted in connection with the Change of Control) will be made to Grantee not later than two and one-half months following the Grantee’s termination of employment.

6.                                       Dividend Equivalents. No dividend equivalents shall be accrued, credited or earned with respect to the PBRSUs.

7.                                       PBRSUs Nontransferable.  Neither the PBRSUs granted hereby nor any interest therein or in the shares of Common Stock related thereto shall be transferable or assignable other than by will or the laws of descent and distribution prior to payment.

8.                                       Adjustments.  The Board shall make any adjustments in the number of PBRSUs or other securities covered by this Agreement that the Board may determine to be equitably required to prevent any dilution or expansion of the Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 8(a) or 8(b) hereof.  Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of the Grantee’s rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances.

9.                                       Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee.  This Agreement and the Plan shall be administered in a manner consistent with this intent.  Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

10.                                 Continuous Employment.  For purposes of this Agreement, the continuous employment of the Grantee with the Company or any Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of the Grantee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.

11.                                 No Employment Contract.  The grant of the PBRSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  The grant of the PBRSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee.

12.                                 Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  the Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  the Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

13.                                 Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.  The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the PBRSUs.  The interpretation and construction by the Compensation Committee of any provision of the Plan or this Agreement and any determination by the Compensation Committee pursuant to any provision of the Plan or this Agreement will be final and conclusive.

14.                                 Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment made after the Date of Grant shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent (provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with regulatory changes, including Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder).

15.                                 Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16.                                 Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the PBRSUs covered by this Agreement shall not be paid if the payment thereof would result in violation of any such law.

17.                                 Successors and Assigns.  Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.

19.                                 Withholding Taxes.  To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign taxes in connection with any payment made to or benefit realized by the Grantee or other person under this Agreement, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.  If the Grantee’s benefit is to be received in the form of Common Stock, and the Grantee fails to make arrangements for the payment of tax, the Company or any Subsidiary shall withhold shares of Common Stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when the Grantee is required to pay the Company or any Subsidiary an amount required to be withheld under applicable income and employment tax laws, the Grantee may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares of Common Stock required to be delivered to the Grantee, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company or any Subsidiary other shares of Common Stock held by the Grantee.  The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in the Grantee’s income.  In no event shall the Market Value per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.  The Grantee shall also make such arrangements as the Company or any Subsidiary may require for the payment of any withholding tax obligation that may arise in connection with the disposition of any shares of Common Stock earned pursuant to this Agreement.

20.                                 Definitions.  As used in this Agreement,

(a)                                  “Board Determination Date” means the date in the calendar year immediately following the close of the last calendar year of the Performance Period and as soon as practicable after the receipt by the Board of information deemed necessary or appropriate by the Board on which the Board determines the level of attainment of the Management Objectives for the Performance Period.

(b)                                 “Cause” shall have the meaning ascribed to it in any employment agreement between the Grantee and the Company or any of its Subsidiaries; provided that if the Grantee does not have an employment agreement with the Company or any of its Subsidiaries that includes a definition of “Cause,” then a termination for “Cause” shall mean the termination by the Company or any Subsidiary of the Grantee’s employment with the Company or any Subsidiary as a result of (i) the commission by the Grantee of a felony or a fraud, (ii) gross negligence or gross misconduct by the Grantee with respect to the Company or any Subsidiary or affiliate of the Company, (iii) the Grantee’s failure to follow the directions of the Board or Chief Executive Officer of the Company, which failure is not cured within three days after written notice thereof to the Grantee, (iv) the Grantee’s violation of any non-competition, non-solicitation or non-disclosure agreement with the Company or any Subsidiary, (v) the Grantee’s breach of a material employment policy of the Company, which breach is not cured within three days after written notice thereof to the Grantee, or (vi) any other breach by the Grantee of any agreement with the Company or any Subsidiary that is material and is not cured within thirty days after written notice thereof to the Grantee.

(c)                                  “Change of Control” means the occurrence of any of the following events:

(i)                                     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control:  (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than or equal to 50% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii)                                  individuals who, as of September 30, 2010, constituted the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2010 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                               the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

(d)                                 “Disabled” means, as a result of injury or sickness, the Grantee is unable for a period of 180 days to perform with reasonable continuity the essential duties necessary to pursue the Grantee’s occupation in the usual or customary way.

(e)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(f)                                    “Good Reason” means the Grantee’s termination of his or her employment as a result of (i) any material diminution in the Grantee’s authority, duties or responsibilities, (ii) a relocation of the Grantee’s principal office to a location that is in excess of fifty (50) miles from its location as of the Date of Grant or (iii) any material decrease in the amount of the Grantee’s base salary rate in effect for the Grantee from time to time.  Notwithstanding the foregoing, no termination of employment by the Grantee shall constitute a termination for “Good Reason” unless (A) the Grantee gives the Company or any Subsidiary employing the Grantee notice of the existence of an event described in clause (i), (ii) or (iii) above within sixty (60) days following the occurrence thereof, (B) the Company or any Subsidiary employing the Grantee does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (A), and (C) the Grantee terminates employment within five (5) days of the end of the cure period specified in clause (B), above.

(g)                                 “Normal Retirement” means, unless the Board determines otherwise, termination of employment (other than by death or disability and other than in the event of termination for Cause) by the Grantee after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.

[SIGNATURES ON FOLLOWING PAGE]

Executed in the name and on behalf of the Company, as of the              day of                     , 20    .

MOLYCORP, INC.

By:
Name:
Title:

The undersigned the Grantee hereby acknowledges receipt of this Agreement and accepts the right to receive the PBRSUs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

the Grantee

Date: